UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: July 12, 2022
_____________________
loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On July 12, 2022, loanDepot, Inc., a Delaware corporation (the “Company”), issued a press release announcing its Vision 2025 plan, as well as certain expenses and impairments expected to be recorded in the second quarter of 2022. A copy of the Company’s press release is attached hereto as Exhibit 99.1, and incorporated herein by reference. The Company will hold a conference call to discuss the Vision 2025 plan on July 12, 2022, at 8:30 AM Eastern. Information to access the conference call is included in the press release attached hereto as Exhibit 99.1. A replay of the conference call and transcript will be made available on the Company’s Investor Relations website following the conclusion of the event.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1, except as required by law or regulation.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 12, 2022, the Company announced its Vision 2025 plan designed to address current and anticipated mortgage market conditions and position the Company for sustainable long-term value creation. The Company intends to increase its focus on serving the purchase market as well as less rate sensitive cash-out refinances, simplify its organizational structure with an emphasis on client service, quality, automation and operating leverage, continue to invest in its servicing business and innovative digital consumer lending solutions, and accelerate its ongoing rightsizing.

Implementation of the Vision 2025 plan is expected to generate approximately $375 to $400 million of annualized savings, by the end of 2022, through headcount reduction, attrition, business process optimization, reduced marketing and third-party spending, and real estate consolidation. The Vision 2025 plan and actions taken earlier this year are expected to reduce staffing levels from the current headcount of 8,500 to approximately 6,500 by year-end 2022.

As a result of actions already taken by the Company, severance and benefits-related payments of approximately $3.5 to $4.5 million will be recorded in the second quarter of 2022. Other non-operating expenses incurred in the second quarter related to these efforts include approximately $2.0 million of real estate exit costs and approximately $2.5 to $3.0 million of outside service expenses.

The Company expects to complete the majority of the expense saving activities related to the Vision 2025 plan by the end of 2022 and record, in the aggregate, approximately $34.5 to $40.5 million in pre-tax related charges. Included in these pre-tax charges are approximately $25.0 to $28.0 million related to severance and benefits-related payments, $2.5 to $3.5 million related to real estate exit costs, and $7.0 to $9.0 million of outside service expenses. Substantially all of the charges made prior to and in connection with the Vision 2025 plan will result in cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
99.1	Press Release, dated July 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Form 8-K contains "forward-looking statements," which reflect loanDepot's current views with respect to, among other things, evolving economic, financial and real estate market conditions, loanDepot’s operations and financial performance, and the execution and expected impact of its plan to re-focus the Company’s operations and cut costs to position the Company to address evolving conditions. You can identify these statements by the use of words such as "outlook," "potential," "continue," "may," "seek," "approximately," "predict," "believe," “anticipate,” "expect," "plan," "intend," “target,” “design,” "estimate" or "anticipate" and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as "will," "should," "would" and "could." These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including adverse changes in macroeconomic and U.S residential real estate and mortgage market conditions, the impact of our plan to refocus the Company and cut costs, and the risks in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated in loanDepot’s subsequent filings with the SEC from time to time, which are difficult to predict. Therefore, current plans, anticipated actions, financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Chief Financial Officer